     As filed with the Securities and Exchange Commission on March 9, 2000


                                            Registration No. 333-
                                                                  ------------



                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            -------------------------

                           KING PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


   TENNESSEE                                              54-1684963
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                501 Fifth Street
                            Bristol, Tennessee 37620
                    (Address of principal executive offices)


                              MEDCO RESEARCH, INC.
              1989 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
                            (Full Title of the Plan)


                                 John M. Gregory
                                501 Fifth Street
                            Bristol, Tennessee 37620
                                 (423) 989-8000
            (Name, address and telephone number of agent for service)


                                (with copies to:)
                                 Linda M. Crouch
                       Baker, Donelson, Bearman & Caldwell
                         207 Mockingbird Lane, 3rd Floor
                          Johnson City, Tennessee 37604



                         CALCULATION OF REGISTRATION FEE


TITLE OF SECURITIES TO BE         AMOUNT TO BE           PROPOSED MAXIMUM            PROPOSED MAXIMUM               AMOUNT OF
       REGISTERED                  REGISTERED        OFFERING PRICE PER SHARE(1)  AGGREGATE OFFERING PRICE      REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
 Common Stock,
      no par value and associated
      preferred stock purchase
      rights                         695,164                  $28.96                    $20,131,949                  $5,315
==================================================================================================================================

(1) The amount of the registration fee is computed in accordance with Rule 457(h) and is based upon the average per share exercise price of the options outstanding under the Medco Research, Inc. 1989 Stock Option and Stock Appreciation Rights Plan.

                                     PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

         2. The Registrant's Prospectus on Form 424(b)(3), filed June 26, 1998.

         3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

         5. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

         6. The Registrant's Current Report on 8-K, filed January 6, 1999, as amended February 9, 1999.

         7. The Registrant's Current Report on 8-K, filed February 28, 1999.

         8. The Registrant's Current Report on 8-K, filed September 28, 1999.

         9. The Registrant's two Current Reports on 8-K, each filed December 10, 1999.

        10. The description of the Common Stock contained in the Company's Registration Statement on Form S-1, Registration Number 333-38753, filed with the Commission on October 24, 1997 pursuant to the Securities Act of 1933, as amended.


All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         No response to this item is required.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         No response to this item is required.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Tennessee Business Corporation Act (the "Act") provides financial protection by the corporation for its directors, officers and employees against liabilities and expenses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred by them in proceedings arising out of their position with the corporation.

         Under the Act's permissive indemnification provisions, a corporation has the authority to indemnify a director against liability incurred in a proceeding if the director conducted himself in good faith and in a manner he reasonably believed to be in the corporation's best interests. In the case of criminal proceedings, the director must have no reasonable cause to believe his conduct was unlawful. Permissive indemnification is allowed even if the director is not wholly successful in the proceeding. Indemnification is, however, prohibited in derivative actions in which the director is adjudged liable and in situations in which the director is found liable on the basis that a personal benefit was improperly received by him. The Act also provides that unless limited by its charter, a corporation must indemnify a director who is wholly successful on the merits or otherwise in the defense of a proceeding against reasonable expenses incurred in connection with the proceeding. In addition to providing indemnification for liabilities for which the director is held liable, the Act also provides that a corporation may advance expenses incurred by a director if the director can furnish a written statement of his good faith belief that he acted in an appropriate manner and undertakes to repay the amount advanced if it is ultimately determined that he was not entitled to indemnification.

         The Act contains provisions extending indemnification to officers, employees and agents of the corporation. The Act states that a corporation may also indemnify and advance expenses to an officer, employee or agent who is not a director to the extent consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its board of directors or contract.

         The Company's Charter and Bylaws provide for indemnification of directors, officers, employees and agents to the fullest extent allowed for by Tennessee law.


         The Company also carries Director and Officer insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         No response to this item is required.

ITEM 8.  EXHIBITS


Exhibit Number    Description
--------------    -----------
4.1      Second Amended and Restated Charter of King Pharmaceuticals, Inc.
         (incorporated herein by reference from Exhibit 3.1(a) of the Company's
         Registration Statement on Form S-1, Registration Number 333-38753 filed on October 24, 1997 with the Commission pursuant to the Securities Act of 1933, as amended).

4.2 Amended and Restated Bylaws of King Pharmaceuticals, Inc. (incorporated herein by reference from Exhibit 3.2(a) of the Company's Registration
         Statement on Form S-1, Registration Number 333-38753 filed on October
         24, 1997 with the Commission pursuant to the Securities Act of 1933, as amended).

4.3      Form of Rights Agreement by and between King Pharmaceuticals, Inc. and
         Union Planters National Bank (incorporated herein by reference from
         Exhibit 4.2 of the Company's Registration Statement on Form S-1,
         Registration Number 333-38753 filed on October 24, 1997 with the
         Commission pursuant to the Securities Act of 1933, as amended).

4.4      The Medco Research, Inc. 1989 Stock Option and Stock Appreciation
         Rights Plan, as amended through July 29, 1998.

5        Opinion of Baker, Donelson, Bearman & Caldwell.

23.1     Consent of Baker, Donelson, Bearman & Caldwell (contained in
         Exhibit 5).

23.2     Consent of PricewaterhouseCoopers LLP.


ITEM 9.  UNDERTAKINGS

         (a)    The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "1933 Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, State of Tennessee, on March 9, 2000.


                                     KING PHARMACEUTICALS, INC.

                                     By: /s/ John M. Gregory
                                        -------------------------------------
                                             John M. Gregory
                                             Chairman of the Board and
                                             Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John M. Gregory, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                       TITLE                            DATE
           ---------                       -----                            ----

/s/ John M. Gregory            Chairman of the Board and Chief          March 9, 2000
------------------------       Executive Officer
John M. Gregory

/s/ Brian G. Shrader           Chief Financial Officer                  March 9, 2000
------------------------
Brian G. Shrader

/s/ Joseph R. Gregory          Vice Chairman of the Board               March 9, 2000
------------------------       for Operations
Joseph R. Gregory

/s/ Richard C. Williams        Vice Chairman of the Board for           March 9, 2000
------------------------       Research and Development
Richard C. Williams

/s/ Jefferson J. Gregory       President, Chief Operating Officer,      March 9, 2000
------------------------       and Director
Jefferson J. Gregory

                               Director                                 March _, 2000
------------------------
Ernest C. Bourne




/s/ Lois A. Clarke              Director                             March 9, 2000
------------------------
Lois A. Clarke

                                Director                             March __, 2000
------------------------
Frank W. DeFriece, Jr.

/s/ D. Gregory Rooker           Director                             March 9, 2000
------------------------
D. Gregory Rooker

/s/ Ted G. Wood                 Director                             March 9, 2000
------------------------
Ted G. Wood
